UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 27, 2016

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition of Disposition of Assets

On December 27, 2016, Neogen Corporation (“Company”) issued a press release announcing that it has acquired Brazil-based Rogama Indústria e Comércio Ltda. (“Rogama”), a company that develops and manufactures rodenticides and insecticides. Rogama was founded in 1979, and offers more than 70 registered pest control products to Brazil’s agronomic, professional, and retail markets. The company is also a major supplier to public health agencies, including a long-term partnership with the Pan American Health Organization, which promotes enhanced health and living standards throughout the Americas. Rogama’s annual revenues are approximately $8 million (USD).

Consideration for the purchase, which was from existing cash balances, was approximately $13 million. The business is headquartered in certified, modern facilities in Pindamonhangaba, which is near São Paulo. Rogama’s operations will be managed by Neogen’s Brazil-based Neogen do Brasil subsidiary, also located near São Paulo.

A copy of the press release is attached as Exhibit 99.1 to this report. This Form 8-K and the attached exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated December 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)

Date: December 27, 2016

/s/ Steven J. Quinlan
Steven J. Quinlan
Vice President & CFO